Consent of Independent Accountants


We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-69101 and No. 333-88319) and Registration Statement on Form S-8 (No. 333-72337) of our report dated March 2, 2000, relating to the consolidated financial statements of QueryObject Systems Corporation, which appears in this Form 10-KSB, dated March 30, 2000.


/s/ PriceWaterhouseCoopers LLP

PriceWaterhouseCoopers LLP
Melville, New York

March 30, 2000